EXHIBIT 11


                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION

          United Auto Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of United Auto Group, Inc. be amended so that:

          1. The first paragraph of Section 1 of ARTICLE IV CAPITAL shall be amended to read as follows:

               The total number of shares of capital stock which the Corporation shall have the authority to issue is [ ], consisting of:
     (i) 40,000,000 shares of Voting Common Stock, par value $0.0001 per share (the "VOTING COMMON STOCK"); (ii) [ ] shares of Non-voting Common Stock, par value $0.0001 per share (the "NON-VOTING COMMON STOCK"); (iii) 20,000,000 shares of Class C Common Stock, par value $0.0001 per share (the "CLASS C COMMON STOCK" and, collectively with the Voting Common Stock, and the Non-voting Common Stock, the "COMMON STOCK"); and (iv) [ ] shares of Preferred Stock, par value $0.0001 per share.

          2. The following shall be added to the end of Sub-Section (b) of
          Section 2 of ARTICLE IV CAPITAL:

               ; provided that the holders of Non-voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Voting Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-voting Common Stock is convertible into Voting Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Non-voting Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (b) of this Section 2.

          3. The following shall be added the end of Sub-Section (b) of
          Section 3 of ARTICLE IV CAPITAL:

               and, provided, further, that each holder of Non-voting Common Stock may convert such shares into Voting Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (as hereinafter defined) and such holder agrees not to vote any such shares of Voting Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Non-voting Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Non-voting Common Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

          4. The following shall be added to the end of Sub-Section (c) of
          Section 3 of ARTICLE IV CAPITAL:

               Notwithstanding any provision of this Section 3 to the contrary, each holder of Non-voting Common Stock shall be entitled to convert shares of Non-voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Non-voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-voting Common Stock.

          5. The following shall be added before the first paragraph of Sub-Section (h) of Section 3 of ARTICLE IV CAPITAL:

               "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or committee thereof).

          6. The following shall be added to the end of the last paragraph of Sub-Section (h) of Section 3 of ARTICLE IV CAPITAL:

               and (v) International Motor Cars Group II, LLC, Chase Equity Associates, L.P. or any other stockholder (x) that is subject to the provisions of Regulation Y and (y) that holds shares of Common Stock or Preferred Stock of the Corporation.

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said United Auto Group, Inc. has caused this certificate to be signed by a duly authorized officer this __________ ___, 1999.

                                              United Auto Group, Inc.


                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title: